Exhibit 10.1

TERMINATION OF LEASE
AND
SURRENDER, ACCEPTANCE AND RELEASE

THIS TERMINATION OF LEASE AND SURRENDER, ACCEPTANCE AND RELEASE ("Termination Agreement") is made this 16 day of October, 2009, (the "Effective Date") by and between Boca Town Partners, LLC, a Florida limited liability company having a principal place of business at 800 Yamato Road, Suite 100 Boca Raton, Florida 33431 ("Landlord") and Anchor Funding Services, LLC, a North Carolip limited liability company having a principal place of business at 10801 Johnston Road,  Charlotte, North Carolina 28226 ("Tenant).
WITNESSETH:

WHEREAS, Landlord and Tenant entered into a Lease Agreement dated April 16, 2007 (which with all assignments, modifications and extensions now in effect is hereinafter referred to as the "Lease"); covering premises commonly known as 800 Yamato Road, Suite IO2, Boca Raton, Florida 33431 and being more particularly described in the Lease (the "Premises");

WHEREAS, the term of the Lease is to expire on May 31, 2012;

WHEREAS, Landlord and Tenant desire to cancel and terminate the Lease, including all option periods and all obligations of the Tenant, effective as of the Termination Date, as herein defined: and

NOW, THEREFORE, for and in consideration of the premises and the sum of Ten and 00/100 ($10.00) Dollars, and other good and valuable consideration paid by Landlord to Tenant, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby mutually covenant and agree as follows:

FIRST: The foregoing recitals shall be deemed as material representations of the parties which are incorporated herein by this reference with the same force and effect as if set forth at length.

SECOND: Simultaneously with the full execution of this Termination Agreement and the payment of Ninety One Thousand Three Hundred Seventy-Five (5(91,375.00) Dollars in good funds and the clearance of the same ("Termination Fee"), the Lease shall be deemed canceled and terminated upon the Tenant's vacation of Premises on or before October 31, 2009 (the "Termination Date"). In addition to the Termination Fee, one half (1/2) of the Security Deposit in the amount of $8,625.00 shall be deemed forfeited by the Tenant to the Landlord, and Landlord shall have all rights to retain the same for its exclusive use. Furthermore, rent for the complete month of October 2009, notwithstanding the actual date that Tenant vacates the Prem- ises, shall be paid by Tenant to Landlord's by Landlord's application of the other one half (1/2) of the Security Deposit in the amount of $8,625,00.

THIRD: Effective on the Termination Date, Tenant by these presents does give, grant and surrender unto Landlord, its successors and assigns, the Lease and all the Premises demised thereby, and all the estate, right, title, interest, term of years, property, claim and demand whatsoever of Tenant of, in, to or out of the same or any part or parcel thereof. Landlord does hereby agree to accept the surrender of the Lease and the Premises in their present condition, reasonable wear and tear excepted, and does hereby release Tenant from the performance of all covenants and obligations contained in the Lease and in all prior leases, contracts and agreements (if any) of every kind and nature whatsoever affecting the Premises or the property of which the Premises are a part, including, without limitation, the performance of all covenants to pay annual minimum rent, additional rent, percentage rent, real estate taxes, or any other sums, charges or rent . Notwithstanding the foregoing, all the terms and conditions of the Lease which survive vacation of the Premises by the Tenant, including but not limited to any continuing responsibilities for environmental contamination and liability indemnification shall remain unaffected and shall specifically survive the execution of this Termination Agreement and shall survive the Termination Date. In addition to the Premises, on the Termination Date, Tenant by these presents does convey, give, grant and surrender unto Landlord, its successors and assigns, free of all liens and encumbrances, any and all of the fixtures, trade fixtures, furniture, furnishings and equipment, (excluding computers and telephone and copy machine) outline on Schedule "A" to this Termination Agreement (the "Equipment"). Tenant represents to Landlord that Tenant owns the Equipment free and clear of all encumbrances and warrants the same to Landlord.

FOURTH: Except .as otherwise provided herein, Landlord and Tenant for themselves and their predecessors, successors and assigns, do hereby remise, release and forever discharge each other, their successors and assigns, from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialities, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever in law or in equity which each against the other ever had, now has, or which they or their respective predecessors, successors or assigns hereafter may have, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world through the Termination Date arising out of or in connection with the Lease, said prior leases, contracts or agreements, or the demised term, the Premises, or any building erected thereon, or the property of which the Premises are a part, or the alleys, if any, sidewalks, easements, rights and appurtenances in connection therewith or thereunto belonging. Nothing herein contained shall be deemed to constitute a release or discharge by either Landlord or Tenant of any rights, actions, or claim for contribution or indemnity which either party may have against the other by reason of any action, suits, claims or demands by any third person or entity seeking to establish liability against Landlord and Tenant.

FIFTH: Landlord does hereby covenant, warrant and represent to and with Tenant that Landlord is the fee owner of the Premises and holder of the entire lessor's interest under the Lease free and clear of all assignments, liens and encumbrances and has full right, title, and authority to enter into this Termination Agreement without the necessity of obtaining the consent of any other party.

SIXTH: Tenant does hereby covenant, warrant and represent to Landlord that Tenant (i) is the owner of an unencumbered tenant's leasehold title to the Premises and is the owner of unencumbered Equipment (or any encumbrances therein shall be released on or prior to the Termination Date) and (ii) is authorized to terminate its leasehold interest in the Premises pursuant to this Termination Agreement, and (iii) is not a "foreign person" as defined in the Internal Revenue Code Section 1445(F)(3), nor is the transfer of the Premises subject to any withholding requirements imposed by the Internal Revenue Code including, but--not limited to, Section 1445 thereof. The execution and performance of this Termination Agreem- ent by Tenant will not violate any provision of any certificate of incorporation or by-laws, or any other agreement to which Tenant is a party or by which Tenant or the Premises may be bound or affected, other than the provisions of any mortgages which may encumber the Premises. To the best of the knowledge of Tenant or any of its officers, there is no litigation or tax proceedings pending, or threatened with respect to the Premises, the Equipment or this Termination Agreement. Tenant has not entered into any contract, lease or other Termination Agreement which is presently in effect (other than this Termination Agreement) whereby Tenant has agreed to sell, lease, assign, or otherwise transfer any of Tenant's right, title or interest in and to the Premises or the Lease, or any interest therein, or whereby Tenant has granted to any third party an option or a right of first refusal to purchase the Lease or any part of Tenant's leasehold interest therein, nor permitted a lien on any fixtures, trade fixtures, furniture, furnishings and equipment not removed by Tenant. All personal property taxes on the Equipment for tax year 2009 shall be paid for by Tenant. This representation shall survive the Termination Date.

SEVENTH: The economic and other substantive terms and provision of this Termination and of the transaction contemplated hereunder are confidential and will be treated as such by the parties to this Termination Agreement. Notwithstanding the foregoing, such terms and provisions of this Termination Agreement may be disclosed (a) with the prior written consent of the other party hereto, and/or (b) on a "need to know" basis to any lender or other party whose consent or agreement is required to consummate the transaction contemplated by this Termination Agreement, provided such party shall be advised that the disclosure is made on a confidential basis, and/or (c) as may be required by law, including securities and banking laws or regulations.
EIGHTH: This Termination Agreement shall inure to the benefit of and shall be binding upon the parties hereto and upon their respective successors and assigns.

NINTH: This Termination Agreement may be executed in any number of counterparts and each counterpart shall be deemed to be an original and all such counterparts together shall constitute one and the same instrument.

TENTH: If required by Landlord, the Landlord and Tenant shall execute and record a Notice of Lease Termination in recordable form reflecting the Termination of the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Termination Agreement as of the day and year first above written.

Witnessed as to LANDLORD:	LANDLORD: BOCA TOWN PARTNERS, LLC. a Florida limited liability Company
/s/	/s/ Andrew Smith
Name: Andrew Smith
Title: President

Witnessed as to LANDLORD:	TENANT: ANCHOR FUNDING SERVICES, LLC. a North Carolina limited liability company
/s/	/s/ Brad Bernstein
Name: Brad Bernstein
Title:President

EXHIBIT A
EQUIPMENT